Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills or Tom Ryan

Integrated Corporate Relations, Inc.

310-395-2215

jmills@icrinc.com

CUTERA REPORTS RECORD FOURTH QUARTER AND YEAR END 2004 RESULTS

—Company significantly exceeds fourth quarter revenue and earnings guidance—

•	Revenue: fourth quarter increases 29% to $16.1 million; 2004 increases 35% to $52.6 million.

•	Earnings per Diluted Share: fourth quarter achieves $0.16; 2004 achieves $0.31.

•	Cash Generated by Operations: fourth quarter hits $3.8 Million; 2004 climbs to $9.1 million.

Brisbane, California, February 7, 2005 – Cutera, Inc. (Nasdaq: CUTR), a leading provider of laser and other light-based aesthetic systems, today reported financial results for the fourth quarter and year ended December 31, 2004.

Fourth quarter revenue was $16.1 million, representing a 29% increase over the $12.4 million recorded in the fourth quarter of 2003. Gross margin during the fourth quarter was 74%, compared to 70% in the same period in 2003. Net income for the fourth quarter was $2.1 million, or $0.16 per diluted share, compared to a net income of $1.4 million reported in the fourth quarter of 2003. Included in the fourth quarter 2004 results is $352,000 of pre-tax, non-cash, stock-based compensation charges, compared to charges of $425,000 in the fourth quarter of 2003. Cash generated by operations was $3.8 million for the fourth quarter of 2004.

2004 revenue reached $52.6 million, representing a 35% increase over the $39.1 million reported for 2003. Gross margin for 2004 was 72% compared to 68% in 2003. Net income for 2004 was $3.8 million, or $0.31 per diluted share, compared to a net income of $3.1 million reported for 2003. Included in the 2004 results is $1,435,000 of pre-tax, non-cash, stock-based compensation charges, compared to charges of $1,424,000 for 2003. Cash generated by operations was $9.1 million in 2004. As of December 31 2004, the Company had cash, cash equivalents and investments of $66.3 million.

“We are very excited about our results for the fourth quarter and for the full-year 2004,” said Kevin Connors, President and Chief Executive Officer. “Our success is attributed to our strong business model and the positive reception our products have been receiving in the marketplace. Our innovative technology platforms allow our customers to add new applications to their Cutera products in the form of upgrades, as we have successfully demonstrated for many years. We have been able to expand our business by significantly investing in research and development and by leveraging our global sales and marketing organization. By successfully executing the strategy we articulated when the Company went public in March 2004, we have been able to experience strong revenue and earnings growth.”

Mr. Connors continued, “In 2005, we intend to continue to expand our domestic and international sales channels and to introduce more innovative products and aesthetic applications that would increase our breadth of product offerings with the goal of positioning Cutera as the leader in laser and other light-based aesthetic systems. In the first quarter of 2005, we plan on completing the roll-out of our latest product, Titan, at the American Academy of Dermatology’s Annual Meeting. In addition, we plan on introducing our Solera platform, which is a compact, table top family of products that will allow us to expand our addressable markets.”

For the first quarter of 2005, management believes revenue will be approximately $14.5 million with earnings per diluted share of approximately $0.07. Management believes full year 2005 revenue will be approximately $66.0 million, with corresponding earnings per diluted share of approximately $0.40.

Conference Call

Cutera, Inc. will host a conference call on February 7th, 2005, at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its fourth quarter and year-end 2004 results. The earnings call will be broadcast live over the internet hosted at the Investor Relations section of the company’s website at http://www.cutera.com and will be archived online within one hour of the completion of the conference call. In addition, you may call 800-811-8824. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback will be available from 4:00 p.m. PST on February 7, 2005 through 11:59 p.m. PST on February 21, 2005 by calling 888-203-1112. To access this playback, please enter pass code 8512246.

About Cutera, Inc.

Brisbane, Calif.-based Cutera is a leading provider of laser and other light-based aesthetic systems to the professional aesthetic market. Since 1998, Cutera has developed innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s financial results for the fourth quarter of 2004, as well as its expectations regarding financial results for the first quarter of and for the 2005 fiscal year, are forward looking statements within the meaning of the Safe Harbor. Forward-Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s fourth quarter financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Estimates of 2005 financial results are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its 10-Q as filed with the Securities and Exchange Commission on November 12, 2004. Undue reliance should not be placed on forward–looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

— Financial Tables Follow —

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CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$58,239	$10,290
Restricted cash	—	250
Short-term investments	6,031	—
Accounts receivable, net	6,643	7,597
Inventory	3,004	2,239
Current portion of deferred tax asset	2,284	1,699
Other current assets	878	879

Total current assets	77,079	22,954

Property and equipment, net	1,071	734
Intangibles, net	399	453
Deferred tax asset, net of current portion	—	57
Long-term investments	2,000	—

Total assets	$80,549	$24,198

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Accounts payable	$1,195	$1,915
Accrued liabilities	8,194	5,709

Deferred revenue	1,171	1,125

Total current liabilities	10,560	8,749
Deferred rent	648	—
Deferred revenue, net of current portion	833	202
Deferred tax liability	52	—

Total liabilities	12,093	8,951

Redeemable convertible preferred stock	—	7,372

Stockholders’ equity:
Common stock	11	2
Additional paid-in capital	62,738	7,579
Deferred stock-based compensation	(2,226)	(3,888)
Retained earnings	7,942	4,182
Other comprehensive loss	(9)	—

Total stockholders’ equity	68,456	7,875

Total liabilities and stockholders’ equity	$80,549	$24,198

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Net revenue	$16,094	$12,449	$52,641	$39,088
Cost of revenue(1)	4,235	3,711	14,689	12,317

Gross profit	11,859	8,738	37,952	26,771

Operating expenses:
Sales and marketing	5,473	4,300	19,052	13,410
Research and development	1,150	922	4,136	3,097
General and administrative	2,195	846	8,344	3,916
Amortization of deferred stock compensation	313	374	1,267	1,184

Total operating expenses	9,131	6,442	32,799	21,607

Income from operations	2,728	2,296	5,153	5,164
Interest and other income, net	378	2	632	30

Income before income taxes	3,106	2,298	5,785	5,194

Provision for income taxes	(1,034)	(913)	(2,025)	(2,088)

Net income	$2,072	$1,385	$3,760	$3,106

Net income available to common shareholders used in basic earnings per share	$2,072	$441	$3,284	$963

Net income per share
Basic	$0.19	$0.20	$0.38	$0.46
Diluted	$0.16	$0.15	$0.31	$0.35

Weighted-average number of shares used in per share calculations:

Basic	10,867	2,204	8,573	2,106
Diluted	13,167	9,025	12,222	8,835

(1) Amortization of deferred stock compensation related to:
Cost of revenue	$39	$51	$168	$240

Operating expenses:
Sales and marketing	63	149	274	382
Research and development	104	94	413	351
General and administrative	146	131	580	451

	313	374	1,267	1,184

Total deferred stock compensation expense	$352	$425	$1,435	$1,424

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Years Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$3,760	$3,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	524	443
Allowance for doubtful accounts	102	333
Reserve for excess and obsolete inventory	95	139
Change in deferred tax asset	(476)	(587)
Stock based compensation	1,435	1,424
Tax benefit related to employee stock options	674	131
Loss on disposal of assets	47	35
Changes in assets and liabilities:
Accounts receivable	852	(4,752)
Inventory	(860)	(1,012)
Other current assets	1	(578)
Accounts payable	(720)	990
Accrued liabilities	2,368	1,914
Deferred rent	648	—
Deferred revenue	677	999

Net cash provided by operating activities	9,127	2,585

Cash flows used in investing activities:
Acquisition of property and equipment	(854)	(589)
Purchase of short-term investments	(6,040)	—
Purchase of long-term investments	(2,000)	—
Change in restricted cash	250	(190)

Net cash used in investing activities	(8,644)	(779)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,150	108
Proceeds from exercise of warrant	—	100
Proceeds from issuance of common stock, net	46,316	—

	47,466	208

Net increase in cash and cash equivalents	47,949	2,014
Cash and cash equivalents at beginning of year	10,290	8,276

Cash and cash equivalents at end of year	$58,239	$10,290

Supplemental disclosure of cash flow information:
Conversion of preferred to common stock	$7,372	$—
Deferred stock-based compensation, net of terminations	$(227)	$2,591
Cash paid for taxes	$1,818	$2,295